UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 22, 2024

OCUPHIRE PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37000 Grand River Ave. Suite 120 Farmington Hills, MI	48335
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 957-9024

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OCUP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 22, 2024, Ocuphire Pharma, Inc., a Delaware corporation (“Ocuphire”), acquired Opus Genetics Inc., a Delaware corporation (“Opus”), in accordance with the terms of the Agreement and Plan of Merger, dated October 22, 2024 (the “Merger Agreement”), by and among Ocuphire, Orange Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Ocuphire (“First Merger Sub”), Orange Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Ocuphire (“Second Merger Sub”), and Opus. Pursuant to the Merger Agreement, First Merger Sub merged with and into Opus, pursuant to which Opus was the surviving corporation and became a wholly owned subsidiary of Ocuphire (the “First Merger”). Following the First Merger and as part of the same overall transaction as the First Merger, Opus will merge with and into Second Merger Sub, pursuant to which Second Merger Sub will be the surviving entity (the “Second Merger”, together with the First Merger, the “Merger”). The Merger is intended to constitute an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986 for U.S. federal income tax purposes.

Following the Merger, Ocuphire will be renamed Opus Genetics, Inc., effective October 23, 2024, as further described in Item 5.03 below.

Under the terms of the Merger Agreement, at the closing of the Merger, Ocuphire issued to the securityholders of Opus 5,237,063 shares of the common stock of Ocuphire, par value $0.0001 per share (the “Common Stock”), and 14,145.374 shares of preferred stock, par value $0.0001 per share, designated as Series A Non-Voting Convertible Preferred Stock (“Series A Preferred Stock”), each share of which is convertible into 1,000 shares of Common Stock, subject to certain conditions described below. Reference is made to the discussion of the Series A Preferred Stock in Item 5.03 of this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Certain shares of Common Stock outstanding immediately after the Merger are held by stockholders subject to lock-up restrictions, pursuant to which such stockholders have agreed, except in limited circumstances, not to offer, pledge, sell or transfer, or engage in swap or similar transactions with respect to, shares of the Common Stock, including, as applicable, shares received in the Merger and issuable upon exercise of certain options, for a period of 180 days following the closing of the Merger.

Pursuant to the Merger Agreement, Ocuphire will submit the following matters to its stockholders at the next annual meeting of stockholders (the “Stockholders’ Meeting”) for their consideration: (i) the approval of the conversion of the Series A Preferred Stock into shares of Common Stock in accordance with Nasdaq Listing Rule 5635 (the “Conversion Proposal”) and (ii) the approval of one or more adjournments of the Stockholders’ Meeting to solicit additional proxies if there are not sufficient votes cast in favor of the foregoing matters (collectively, the “Meeting Proposals”).

The board of directors of Ocuphire (the “Board”) approved the Merger Agreement and the related transactions, and the consummation of the Merger (the “Closing”) was not subject to approval by Ocuphire’s stockholders.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Ocuphire or Opus. The Merger Agreement contains representations, warranties and covenants that Ocuphire and Opus made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between Ocuphire and Opus and may be subject to important qualifications or limitations agreed to by Ocuphire and Opus in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between Ocuphire and Opus rather than establishing matters as facts, and information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement.

Support Agreements

In connection with the execution of the Merger Agreement, Ocuphire and Opus entered into stockholder support agreements (the “Support Agreements”) with certain of Ocuphire’s directors and officers. The Support Agreements provide that, among other things, each of the stockholders has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the Meeting Proposals at the Stockholders’ Meeting to be held in connection therewith.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Support Agreement, which is provided as Exhibit E to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Lock-up Agreements

Concurrently and in connection with the execution of the Merger Agreement, certain of Opus’s securityholders and all of the directors and officers of Ocuphire entered into lock-up agreements, pursuant to which each such stockholder will be subject to a 180-day lock-up on the sale or transfer of shares of Common Stock held by such stockholder at Closing, including those shares received by Opus’s securityholders in the Merger (the “Lock-up Agreements”).

The foregoing description of the Lock-up Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Lock-up Agreement, which is provided as Exhibit B to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In connection with the Merger Agreement, Ocuphire entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain of Opus’s securityholders (the “Selling Security Holders”). Pursuant to the Registration Rights Agreement, Ocuphire will prepare and file a resale registration statement covering the shares of Common Stock and shares of Common Stock underlying the Series A Preferred Stock issued to Opus’s securityholders upon the closing of the Merger (the “Registrable Securities”) with the Securities and Exchange Commission (the “SEC”) within 120 calendar days following the date of the Merger Agreement or such later date agreed to by the Holders holding no less than a majority of the then outstanding Registrable Securities (the “Filing Deadline”). Ocuphire will use its reasonable best efforts to cause such registration statement to be declared effective by the SEC within 30 calendar days of the Filing Deadline (or within 60 calendar days if the SEC reviews and has written comments to the registration statement).

Ocuphire has also agreed to, among other things, indemnify the Selling Security Holders as well as their officers, directors, agents, partners, members, managers, stockholders, any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person, as such terms are used in and construed under Rule 405 of the Securities Act of 1933 (as amended, the “Securities Act” and each such person, an “Affiliate”), investment advisers and employees of each of them, each person who controls any such Selling Security Holders (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and the officers, directors, partners, members, managers, stockholders, agents, Affiliates, investment advisers and employees of each such controlling person under the registration statement from certain liabilities and pay all fees and expenses incident to Ocuphire’s obligations under the Registration Rights Agreement.

The offering is exempt from registration pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The investors have acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the securities issued in this transaction.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, which is provided as Exhibit F to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 22, 2024, Ocuphire completed its business combination with Opus. The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.02	Results of Operations and Financial Condition

On October 22, 2024, Ocuphire announced that the pro forma cash balance of the combined company resulting from the Merger was approximately $37 million as of September 30, 2024 (preliminary and unaudited), with an expected cash runway into 2026. This information was discussed in a press release and investor presentation discussing the Merger. Copies of the press release and investor presentation are furnished herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, Ocuphire issued shares of Common Stock and Series A Preferred Stock. The information contained in Items 1.01  and 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. Such issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth in Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

In accordance with the Merger Agreement, on October 22, 2024, Dr. Jay Pepose resigned from the Board, effective immediately after the time of the filing of the First Merger Certificate of Merger with the Secretary of State of the State of Delaware (the “First Effective Time”). Dr. Pepose’s resignation was not the result, in whole or in part, of any disagreement with Ocuphire or its management relating to Ocuphire’s operations, policies or practices.

Appointment of Directors

In accordance with the Merger Agreement, the Board increased the number of directors from seven to nine. On October 22, 2024, effective immediately after the First Effective Time, Dr. Benjamin R. Yerxa, Ph.D., Dr. Jean Bennett, Ph.D., M.D., and Dr. Adrienne Graves, Ph.D., were appointed as members of the Board (such appointments, collectively the “Director Appointees”). None of the Director Appointees have been appointed to any committee of the Board.

Drs. Bennett and Graves, as non-employee directors, will be paid compensation in a mixture of cash stipends and stock options pursuant to Ocuphire’s non-employee director cash and equity compensation plan and consistent with compensation paid to Ocuphire’s other non-employee directors.

In addition, in connection with Dr. Bennett’s appointment as a member of the Board, effective October 22, 2024, she and Ocuphire entered into a consulting agreement (the “Bennett Consulting Agreement”), pursuant to which Dr. Bennett will provide consulting services to Ocuphire for a one-year period. Dr. Bennett was granted a restricted stock unit award with respect to 100,000 shares of Common Stock, which award is scheduled to vest on October 22, 2025, subject to her continued service with Ocuphire through and including such date; provided, that the award will vest in full if the Bennett Consulting Agreement is terminated by (i) Dr. Bennett due to a breach of the Bennett Consulting Agreement by Ocuphire, or (ii) Ocuphire other than due to Dr. Bennett’s embezzlement, non-performance, fraud or deceit, or her violation of law or breach of the Bennett Consulting Agreement.

There are no family relationships between any of the Director Appointees, on one hand, and any director or executive officer of Ocuphire or any person selected to become a director or an executive officer of Ocuphire, on the other hand. Except with respect to the compensation arrangements described herein, Ocuphire has had no transactions since the beginning of its 2022 fiscal year, and has no transactions proposed, in which any of the Director Appointees, or any member of their immediate family, has or has had a direct or indirect material interest and which would require disclosure under Item 404(a) of Regulation S-K.

Appointment of President

Dr. Yerxa, age 58, has also been appointed to serve as Ocuphire’s President, effective October 22, 2024. Dr. Yerxa has been the Chief Executive Officer and President of Opus since July 2022. Dr. Yerxa previously served as Chief Executive Officer of the Foundation Fighting Blindness (“FFB”) starting in October 2017, a foundation that drives research to provide treatments and cures for people afflicted by retinal degenerative diseases, where he established the Retinal Degeneration Fund, a venture philanthropy investment fund. Prior to joining FFB, Dr. Yerxa served as President and Co-Founder of Envisia Therapeutics, Inc., a company focused on developing novel ocular sustained delivery therapies for the front and back of the eye. He also has previously held founding and executive positions in several ophthalmology-based research organizations, including Liquidia Technologies, Inc., a biopharmaceutical company focused on the development and commercialization of products in pulmonary hypertension, Clearside Biomedical, Inc. (“Clearside”), a biopharmaceutical company focused on the delivery of therapies to the back of the eye through the suprachoroidal space, Parion Sciences, Inc., a company that develops therapies to treat defects of the innate mucosal defense system in respiratory diseases, and Inspire Pharmaceuticals, Inc., a specialty pharmaceutical company focused on developing and commercializing ophthalmic products.  Dr. Yerxa has also served on the boards of directors of Clearside since March 2022 and Nacuity Pharmaceuticals, Inc., a clinical-stage leader in innovative treatments for oxidative stress since October 2019. Dr. Yerxa holds 60 U.S. patents. Dr. Yerxa earned his Ph.D. in organic chemistry from the University of California, Irvine, and his B.A. in chemistry from the University of California, San Diego.

In connection with his appointment as President of Ocuphire, on and effective October 22, 2024, Dr. Yerxa and Ocuphire entered into an employment agreement (the “Yerxa Employment Agreement”). The Yerxa Employment Agreement provides for a one-year employment term expiring on October 21, 2025, following which Dr. Yerxa will continue to provide consulting services to Ocuphire for a period of three years (the “Consulting Term”). Pursuant to the Yerxa Employment Agreement, Dr. Yerxa will receive an annual base salary of $425,000 and will be eligible for a target annual bonus equal to 35% of his base salary, prorated based on the number of days that Dr. Yerxa is employed by Ocuphire during the applicable fiscal year and based on the achievement of performance metrics approved by the Compensation Committee of the Board (the “Compensation Committee”).

As provided in the Yerxa Employment Agreement, as an inducement for Dr. Yerxa to enter into the Yerxa Employment Agreement and subject to the terms of Ocuphire’s 2021 Inducement Plan, Dr. Yerxa will be granted a time-based restricted stock unit award with respect to 332,800 shares of Common Stock, which award is scheduled to vest in four equal annual installments on each of the first four anniversaries of the grant date, subject to Dr. Yerxa’s continued service with Ocuphire through each vesting date. During the Consulting Term, Dr. Yerxa will receive an annual payment in the amount of $400,000, which amount may be paid in cash or, in Ocuphire’s sole discretion with respect to up to 50% of the amount, in shares of Common Stock (or such greater amount as may be mutually agreed upon by the parties). The amounts to be paid to Dr. Yerxa during the Consulting Term will be accelerated in the event that the Consulting Term is terminated by (i) Dr. Yerxa due to a breach of the consulting agreement by Ocuphire, or (ii) Ocuphire other than a for cause termination.

In the event of a termination of his employment by Ocuphire without “Cause” or by Dr. Yerxa for “Good Reason” (each as defined in the Yerxa Employment Agreement and each, a “Qualifying Termination”), in each case, within twelve months following the closing date of the Merger, then subject to Dr. Yerxa’s execution of a release of claims in favor of Ocuphire (a “Release”) and continued compliance with certain restrictive covenants, Dr. Yerxa will be entitled to receive (i) a lump sum payment equal to the sum of 0.5 times (a) his base salary and (b) an amount equal to a prorated portion of his target annual bonus, (ii) continued health coverage for Dr. Yerxa and his covered dependents at Ocuphire’s expense for up to twelve months, and (iii) all outstanding and unvested equity awards held by Dr. Yerxa will become fully vested and exercisable. In addition, in the event of a Qualifying Termination that occurs within three months prior to a “Change in Control” (as defined in the Yerxa Employment Agreement), then, in lieu of the amounts described in clause (i) above, and subject to Dr. Yerxa’s execution of a Release and continued compliance with certain restrictive covenants, Dr. Yerxa will be entitled to receive a lump sum payment equal to the sum of 0.5 times (x) his base salary and (y) his target annual bonus.

Dr. Yerxa will be subject to certain non-competition and non-solicitation covenants for twelve months following the termination of his employment with Ocuphire.

Indemnification Agreements

In connection with the Merger, each of the Director Appointees and Dr. Yerxa will enter into Ocuphire’s standard form of indemnification agreement, a copy of which is incorporated herein by reference to Exhibit 10.30 to Ocuphire’s Registration Statement on Form S-4/A (File No. 333-239702), filed on September 30, 2020.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series A Preferred Stock

On October 22, 2024, Ocuphire filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Non-Voting Convertible Preferred Stock with the Secretary of State of the State of Delaware (the “Certificate of Designation”) in connection with the Merger referenced in Item 1.01 above. The Certificate of Designation provides for the issuance of shares of Series A Preferred Stock.

Holders of Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock (on an as-if-converted-to-Common-Stock basis) equal to and in the same form, and in the same manner, as dividends (other than dividends on shares of the Common Stock payable in the form of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends payable in the form of Common Stock) are paid on shares of the Common Stock. In addition to any dividends payable as described above, Commencing on October 15, 2025, holders of Series A Preferred Stock will be entitled to receive when, as and if declared by the Board or a duly authorized committee of the Board, and Ocuphire will pay, out of funds legally available therefor, cumulative quarterly cash dividends of $26.00 per share of Series A Preferred Stock; provided that for the Series A Dividend Payment Date occurring on October 15, 2025, the amount of such quarterly cash dividend shall be $15.26. Any such dividends will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing with the first payment on October 15, 2025 (each such date, a “Series A Dividend Payment Date”).

Except as otherwise required by law, the Series A Preferred Stock will have no voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, Ocuphire will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock: (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation, amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or the Bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock, regardless of whether any of the foregoing actions will be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise, (ii) issue further shares of Series A Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series A Preferred Stock, (iii)  amend, in any manner that would be reasonably likely to prevent, impede or materially delay the stockholder approval of the Conversion Proposal or the Automatic Conversion (as defined in the Certificate of Designation), or terminate any Support Agreements, or agree to any transfer, sale or disposition of such shares subject to the Support Agreements (except for such transfers, sales or dispositions with respect to which the approval of Ocuphire is not required pursuant to the applicable Support Agreement), (iv) amend Sections 4.02, 4.03 or 4.07 of the Merger Agreement in any manner that would be reasonably likely to prevent, impede or materially delay the stockholder approval of the Conversion Proposal or (v) enter into any agreement with respect to any of the foregoing.

Following stockholder approval of the Conversion Proposal, each share of Series A Preferred Stock is convertible into shares of Common Stock at any time at the option of the holder thereof, into 1,000 shares of Common Stock, subject to certain limitations.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Corporate Name Change to Opus Genetics, Inc.

On October 22, 2024, following the Merger, Ocuphire filed an amendment to its Restated Certificate of Incorporation to change its name to “Opus Genetics, Inc.”, effective October 23, 2024. Stockholder approval of the name change was not required pursuant to Section 242(b) of the General Corporation Law of the State of Delaware. The Bylaws of the Company have similarly been updated to reflect the name change, also effective on October 23, 2024. The Company’s common stock will continue to trade on The Nasdaq Stock Market LLC under the symbol “OCUP” until October 24, 2024, when the ticker will be updated to “IRD” and its CUSIP number will not change.

Copies of the Certificate of Amendment to the Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware, and the Amended and Restated Bylaws, are attached hereto as Exhibits 3.2 and 3.3, respectively, and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 22, 2024, issued a press release discussing the above matters. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Ocuphire made available a presentation to be used with investors discussing the Merger. A copy of the presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including the information in Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including the information in Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of Ocuphire under the Securities Act, as amended.

Item 9.01 - Financial Statements and Exhibits.

(a)	Financial statements of business acquired

The financial statements required by this Item 9.01(a) are not included in this Current Report on Form 8-K. The company intends to include such financial statements by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K. The company intends to include such pro forma financial information by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated October 22, 2024 by and among Ocuphire, Orange Merger Sub I, Inc., Orange Merger Sub II, LLC and Opus(1)

3.1	Certificate of Designation of Series A Non-Voting Series A Preferred Stock

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of Ocuphire, effective October 23, 2024

3.3	Amended and Restated Bylaws

99.1	Press Release, dated October 22, 2024

99.2	Presentation for Investor Conference Call held by Ocuphire and Opus on October 22, 2024

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

(1)
Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Ocuphire agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that Ocuphire may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning expectations regarding our cash runway and other matters related to the acquisition of Opus.

These forward-looking statements relate to us, our business prospects and our results of operations and are subject to certain risks and uncertainties posed by many factors and events that could cause our actual business, prospects and results of operations to differ materially from those anticipated by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those described under the heading “Risk Factors” included in Ocuphire’s Annual Report on Form 10-K and subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “aim,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. We undertake no obligation to revise any forward-looking statements in order to reflect events or circumstances that might subsequently arise.

These forward-looking statements are based upon our current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation:

•	The success and timing of regulatory submissions and pre-clinical and clinical trials, including enrollment and data readouts;

•	Regulatory requirements or developments;

•	Changes to or unanticipated events in connection with clinical trial designs and regulatory pathways;

•	Delays or difficulties in the enrollment of patients in clinical trials;

•	Substantial competition and rapid technological change;

•	Our development of sales and marketing infrastructure;

•	Future revenue losses and profitability;

•	Our relatively short operating history;

•	Changes in capital resource requirements;

•	Risks related to our inability to obtain sufficient additional capital to continue to advance its product candidates and its preclinical programs;

•	Domestic and worldwide legislative, regulatory, political and economic developments;

•	Employee misconduct;

•	Changes in market opportunities and acceptance;

•	Reliance on third parties;

•	Future, potential product liability and securities litigation;

•	System failures, unplanned events, or cyber incidents;

•	The substantial number of shares subject to potential issuance associated with our equity line of credit arrangement;

•	Risks that our partnership or other licensing arrangements, may not facilitate the commercialization or market acceptance of our product candidates;

•	Future fluctuations in the market price of our common stock;

•	Our ability to realize the expected benefits of the acquisition of Opus Genetics;

•	Our ability to execute clinical programs for gene therapies successfully and changes in expected commercial value we predict from the development of gene therapies;

•	The success and timing of commercialization of any of our product candidates; and

•	Obtaining and maintaining our intellectual property rights.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive. Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed with the SEC that advise interested parties of the risks and factors that may affect our business. All forward-looking statements contained in this report speak only as of the date on which they were made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2024	OCUPHIRE PHARMA, INC.

	By:	/s/ Dr. George Magrath
Dr. George Magrath
Chief Executive Officer